Exhibit 10.1

AMENDMENT NO. 1 TO

UNSECURED PROMISSORY NOTE

This Amendment No. 1 (the “Amendment”) to that certain Unsecured Promissory Note issued on August 1, 2024 (the “Note”)\, in the name of SAM DROZDOV, located at 21 Flower Lane, Great Neck, NY 11024 (the “Holder”), on the one hand, and SUPER LEAGUE ENTERPRISE, INC., a Delaware corporation located at 2450 Colorado Ave., Suite 100E, Santa Monica, CA 90404 (“Company”), on the other hand, is entered into as of June 13, 2025 (the “Effective Date”). All capitalized terms not otherwise defined herein shall have the same meaning as ascribed in the Note. Holder and Company are collectively referred to herein as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, as of June 1, 2025, the outstanding Principal and Interest under the Note is in the total aggregate amount of $716,544.64;

WHEREAS, the Maturity Date of the Note has elapsed as of June 1, 2025, and the Company has not yet repaid all outstanding Principal and Interest to Holder pursuant to the terms of the Note;

WHEREAS, pursuant to Section 8 of the Note, the Note may be amended or modified, and any of its terms may be waived with a written instrument signed by the Company and Holder;

WHEREAS, the Company has requested, and Holder has agreed, to amend the Note to extend the Maturity Date from June 1, 2025, to August 1, 2025;

WHEREAS, in connection with this Amendment, and subject to receipt of the Payments (as defined herein), Holder has agreed to waive the occurrence of an Event of Default solely in connection with the Company’s failure to repay the Note as of June 1, 2025;

WHEREAS, Parties desire to amend the Note on the terms set forth herein; and

WHEREAS, all terms of the Note not otherwise amended herein shall remain in full force and legal effect.

AGREEMENT

NOW THEREFORE, in consideration of the mutual premises and covenants set forth above, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties agree as follows:

1.	Maturity Date. Subject to receipt of the Payments, the opening paragraph of the Note is hereby amended and restated in its entirety as follows:

“FOR VALUE RECEIVED, SUPER LEAGUE ENTERPRISE, INC., a Delaware corporation located at 2450 Colorado Ave., Suite 100E, Santa Monica, CA 90404 (“Company”), hereby promises to pay to the order of SAM DROZDOV, located at 21 Flower Lane, Great Neck, NY 11024 (the “Holder”), the principal amount of SIX HUNDRED SIXTY-NINE THOUSAND ONE HUNDRED SEVENTY-ONE DOLLARS ($669,171.00 USD) (the “Principal”) and all accrued interest, on the repayment terms set forth hereinbelow, but no later than to August 1, 2025 (the “Maturity Date”), in addition to the issuance of restricted shares of common stock (the “Shares”) of the Company upon execution hereof and as detailed hereinbelow.”

2.	Interest. Section 3 is hereby amended and restated in its entirety as follows:

“Interest. Interest shall accrue on the outstanding Principal at the rate of (a) eight and one-half percent (8.5%) per annum from the date of issuance of the Note through May 31, 2025, and (b) twenty percent (20%) per annum commencing on June 1, 2025 (collectively, the “Interest”). Interest shall accrue until the repayment of the Note in full; provided, however, during the existence of an Event of Default, Interest shall accrue on all outstanding Principal at the Default Rate”.

3.

Payments. In exchange for Holder’s execution of this Amendment, the Company shall pay to Holder two (2) payments, each in the amount of $18,750, on June 15, 2025 and July 15, 2025 (collectively, the “Payments”). Pursuant to the terms of the Note, the Payments shall be applied first, to the accrued Interest on the Note, and second, to the Principal amount of the Note. The Company agrees and understands that, in the event Payments are not made to Holder on June 15, 2025, and July 15, 2025, (a) an Event of Default shall be deemed to have occurred, (b) during the existence of an Event of Default, interest shall accrue on all outstanding Principal at the Default Rate, and (c) Holder will be entitled to declare all unpaid Obligations to be immediately due and payable pursuant to Section 6 of the Note.

4.

Negotiations. The Company shall work in good faith with Holder to achieve a mutually agreeable written payment plan for all then outstanding Principal and Interest following the Payments by no later than July 31, 2025. The payment plan shall memorialize the schedule for repayment of all Principal and Interest outstanding as of July 31, 2025, and shall replace the repayment schedule set forth in Section 2 of the Note.

IN WITNESS WHEREOF, this Amendment has been executed by the Parties as of the Effective Date.

COMPANY:	Super League Enterprise, Inc.,
a Delaware corporation

By: /s/ Matt Edelman
Matt Edelman
CEO & President

HOLDER:	SAM DROZDOV

/s/ Sam Drozdov